You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

NAVITAS SEMICONDUCTOR CORPORATION c/o Continental Proxy Services 1 State Street, New York NY 10004	Navitas Semiconductor Corp. 2101 E. El Segundo Blvd., Suite 205 El Segundo, CA 90245

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on November 10, 2022

*Stockholders are cordially invited to attend the Annual Meeting and vote in person. At the meeting, you will need to request a ballot to vote your shares.

Dear Stockholder,
The 2022 Annual Meeting of Stockholders of Navitas Semiconductor Corporation (the “Company”) will be held at the Company’s offices at 3520 Challenger St., Torrance, CA 90503, on Thursday, November 10, 2022, at 9:30 AM (local time).

Proposals to be considered at the Annual Meeting:

(1)	To consider and act upon a proposal to elect to the Company’s Board of Directors two persons nominated by the Board of Directors to serve as Class I directors;

(2)	To consider and act upon a proposal to approve the Navitas Semiconductor 2022 Employee Stock Purchase Plan;

(3)	To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

(4)	To address such other matters as may properly come before the 2022 annual meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” all nominees under Proposal 1 and “FOR” Proposals 2 and 3.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.	Vote Your Proxy on the Internet: Go to http://www.cstproxyvote.com Have your notice available when you access the above website. Follow the prompts to vote your shares.

CONTROL NUMBER
The Proxy Materials are available for review at: https://www.cstproxy.com/nvts/2022

Navitas Semiconductor Corp. 2101 E. El Segundo Blvd., Suite 205 El Segundo, CA 90245

Important Notice Regarding the Availability of Proxy Materials For the 2022 Annual Meeting of Stockholders to be Held On November 10, 2022

The following Proxy Materials are available to you to review at: https://www.cstproxy.com/nvts/2022
–	the Company’s Annual Report for the year ended December 31, 2021
–	the Company’s 2022 Proxy Statement
–	the Proxy Card
–	any amendments to the foregoing materials that are required to be furnished to shareholders

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before October 27, 2022 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your Control number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS
By telephone please call 1-888-266-6791, or
By logging on to https://www.cstproxy.com/nvts/2022 or
By email at: proxy@continentalstock.com
Please include the company name and your control number in the subject line.